CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N"1A of our reports dated February 15, 2024, relating to the financial statements and financial highlights of Victory RS Large Cap Alpha VIP Series, Victory RS Small Cap Growth Equity VIP Series, Victory RS International VIP Series, Victory Sophus Emerging Markets VIP Series, Victory High Yield VIP Series, and Victory 500 Index VIP Series (the "Funds"), each a series of Victory Variable Insurance Funds, for the year ended December 31, 2023, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Disclosure of Portfolio Holdings" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

April 11, 2024

C O H E N & C O M P A N Y , L T D .

800.229.1099 | 866.818.4538 fa x | cohencpa.com

Registered with the Public Company Accounting Oversight Board